SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   FORM 8-KSB

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 22, 1999


                         Virginia Commerce Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


          Virginia                                                  54-6249374
(State or other jurisdiction     (Commission file number)         (IRS Employer
      of incorporation)                                                Number)


                   5350 Lee Highway, Arlington, Virginia 22207
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code: 703.534.0700

Item 5.  Other Events

         At 5:00 P.M., eastern time, on December 22, 1999, the Agreement and Plan of Share Exchange (the "Share Exchange") between Virginia Commerce Bancorp, Inc. (the "Company") and Virginia Commerce Bank (the Bank"), dated September 22, 1999, approved at the Special Meeting of Shareholders of the Bank held on December 15, 1999, became effective. The Share Exchange was approved by the following vote of the 1,968,985 share entitled to vote at the special meeting:

         For:              1,390,928
         Against:              6,234
         Abstain:              6,117

         Pursuant to the Share Exchange, each of the outstanding shares of common stock $1.00 par value of the Bank has been converted into one share of the common stock $1.00 par value of the Company. As a result of the Share Exchange, the Bank has become a wholly owned subsidiary of the Company.

         As a result of the Share Exchange, the Company has succeeded to the registration of the Bank under Section 12(g) of the Securities Exchange Act of 1934 (the "Act"), pursuant to the provisions of Rule 12g-3(a) promulgated under the Act. The Bank, was registered and filed reports under the Act with the Board of Governors of the Federal Reserve System, in accordance with the provisions of
Section 12(i)(2) of the Act and Regulation H of the Board of Governors of the Federal Reserve System.

         The last day of trading of the common stock of the Bank traded on the Nasdaq National Market (VCBK) was December 22, 1999. The first day of trading of the common stock of the Company on the Nasdaq National Market (VCBI) is December 23, 1999.

 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not Applicable.

(c)  Exhibits.  (2) Agreement and Plan of Share Exchange

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               VIRGINIA COMMERCE BANCORP, INC.

                               By:  /s/ Peter A. Converse
                                  ----------------------------------------------
                                  Peter A. Converse, President, Chief Executive Officer

Dated: December 23, 1999